UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 20, 2016

COMPUTER PROGRAMS AND SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695
(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On December 20, 2016, Computer Programs and Systems, Inc., a Delaware corporation (“CPSI”), as borrower, and certain subsidiaries of CPSI, as guarantors (collectively, the “Subsidiary Guarantors”), entered into a First Amendment (the “Amendment”) in order to amend CPSI’s existing Credit Agreement, dated as of January 8, 2016 (the “Credit Agreement”) by and among CPSI, the Subsidiary Guarantors, certain lenders named therein, and Regions Bank, as administrative agent and collateral agent.

The Amendment, among other things, amends the Credit Agreement in order to increase the maximum consolidated leverage ratio that must be maintained by CPSI from 3.00:1.0 to 3.50:1.0 for any fiscal quarter ending during the period from October 1, 2016 through September 30, 2017; from 2.50:1.0 to 3.00:1.0 for any fiscal quarter ending during the period from October 1, 2017 through September 30, 2018; and stepping down to 2.50:1.0 for any fiscal quarter ending on or after October 1, 2018.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01           Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1
First Amendment, dated as of December 20, 2016, by and among Computer Programs and Systems, Inc., certain of its subsidiaries, as guarantors, certain lenders named therein, and Regions Bank, as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: December 22, 2016	By:	/s/	J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
First Amendment, dated as of December 20, 2016, by and among Computer Programs and Systems, Inc., certain of its subsidiaries, as guarantors, certain lenders named therein, and Regions Bank, as administrative agent and collateral agent.

4